Filed Pursuant to Rule 424(b)(5)

Registration No. 333-215271

The information in this preliminary prospectus supplement and the accompanying prospectus, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 26, 2018

PROSPECTUS SUPPLEMENT
(to the Prospectus Dated February 2, 2017)

[__] Shares of Common Stock

We are offering shares of our common stock. Shares of our common stock trade on the NYSE American under the symbol “NTN.” On June 25, 2018, the last reported sale price of our common stock was $4.51 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

Based on the last reported sale price of $5.74 of our common stock on the NYSE American on May 14, 2018, the aggregate market value of our outstanding common stock held by non-affiliates, calculated according to General Instruction I.B.6 of Form S-3, is approximately $9.4 million, based on 2,520,554 shares of outstanding common stock as of June 26, 2018, of which 1,632,814 shares are held by non-affiliates. Under the registration statement to which this prospectus supplement forms a part, we may not sell our securities in a primary offering with a value exceeding one-third of our public float in any 12-month period, or $3.1 million (unless our public float rises to $75.0 million or more). We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

		Per Share		Total
Public Offering Price	$		$
Placement Agent Fees (1)	$		$
Proceeds to NTN Buzztime (before estimated offering expenses)	$		$

(1) We have agreed to reimburse the placement agent for certain of their expenses up to $40,000 as described under the “Plan of Distribution” on page S-16 of this prospectus supplement.

We have retained Roth Capital Partners, LLC to act as placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the placement agent the placement agent fees set forth in the table above, which assumes that we sell all of the securities we are offering.

We anticipate that delivery of the shares of our common stock will be made on or about June [__], 2018, subject to customary closing conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus supplement is June [__], 2018

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, it does not contain all of the information that you should consider before investing in our common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus,, including the information contained under the heading “Risk Factors” in this prospectus supplement beginning on page S-6, and all other information included or incorporated by reference into this prospectus supplement and accompany prospectus, and the information included in any free writing prospectus we have authorized for use in connection with this offering, in their entirety before you invest in our securities.

Unless otherwise indicated or the context otherwise requires, references to: (a) “Buzztime,” “NTN,” “we,” “us” and “our” refer to NTN Buzztime, Inc. and its consolidated subsidiaries; (b) “network subscribers” or “customers” refer to venues that subscribe to our network service; (c) “consumers” or “players” refer to the individuals that engage in our games, events, and entertainment experiences available at our customers’ venues, and (d) “venues” or “sites” refer to locations (such as a bar or restaurant) of our customers at which our games, events, and entertainment experiences are available to consumers.

Business Overview

We deliver interactive entertainment and innovative dining technology to bars and restaurants in North America. Customers subscribe to our customizable solution to differentiate themselves via competitive fun by offering guests trivia, card, sports and single player games, nationwide competitions, and by offering self-service dining features including dynamic menus, touchscreen ordering and secure payment. Our platform can improve operating efficiencies, create connections among the players and venues and amplify guests’ positive experiences. Built on an extended network platform, our interactive entertainment system has historically allowed multiple players to interact at the venue and more recently allows for competition between venues, referred to as massively multiplayer gaming. Our current platform, which we refer to as Buzztime Entertainment On Demand, or BEOND, was commercially launched during 2013 and then scaled during 2014. We continue to enhance our network architecture and the BEOND tablet platform and player engagement paradigms. We also continue to support our legacy network product line, which we refer to as Classic.

We currently generate revenue by charging subscription fees for our service to our network subscribers, by leasing equipment (including tablets used in our BEOND tablet platform and the cases and charging trays for the tablets) to certain network subscribers, by hosting live trivia events, by selling advertising aired on in-venue screens and as part of customized games, from providing professional services (such as developing certain functionality within our platform for customers), and from pay-to-play single player games.

Since 2015, over 115 million games have been played on our network annually, and as of March 31, 2018, approximately 56% of our network subscriber venues are affiliated with national and regional restaurant brands, including Buffalo Wild Wings, Buffalo Wings & Rings, Old Chicago, Native Grill & Wings, Houlihans, Beef O’Brady’s, Boston Pizza, and Arooga’s.

We own several trademarks and consider the Buzztime®, Playmaker®, Mobile Playmaker, and BEOND Powered by Buzztime trademarks to be among our most valuable assets. These and our other registered and unregistered trademarks used in this document are our property. Other trademarks are the property of their respective owners.

Our Strategy and Business Updates

Grow business beyond restaurant and bar industry. One of our major initiatives is to expand our business beyond the restaurant and bar industry. During the first quarter of 2018, we agreed to sell our tablets to a third-party who will use our tablets and operating system to deliver their services in a non-restaurant or bar industry. Earlier in 2017, we began a relationship with a third-party who is licensing our trivia content for use in casino gaming machines and is leasing our tablets for use in retail settings to complete loyalty/reward program transactions.

Launch expanded product offerings. We continue to focus on bringing new experiences and promotions to our customers. We are developing new products that we believe will help differentiate our offerings from those of our competitors, and which are expected to provide an ability to scale our business beyond our traditional entertainment offering.

New Hub. A piece of the equipment we install in our customers’ venues is a personal computer that acts as a server from which our content is streamed to the tablets within the venue. We are working on a smaller form factor for the personal computer that, in addition to being physically smaller, would be less expensive and would reduce labor-intensive installation costs. We believe that this “hub” will lead to new opportunities, which could include the ability to display video, highlights, dynamic web content, and app content, in addition to being able to deliver our historical offerings within venues.

Mobile Live Trivia. We have completed a market-ready, mobile version of our live trivia product that allows customers, trivia hosts, and individuals to start their own trivia events. When mobile trivia becomes available, it will be our easiest to adopt, lowest cost of entry solution, and may serve as a test for a venue contemplating a more significant investment.

S-2

Single Player Games. We will be releasing new single player games that we have developed for our BEOND tablet platform. Previously, we purchased these types of games from third party aggregators, sometimes at significant cost.

Buffalo Wild Wings. In March 2017, Buffalo Wild Wings chose us to be its provider of digital menu, order, and payment functionality. In November 2017, we expected to begin rolling out our improved tablet platform system at certain Buffalo Wild Wings locations during the first quarter of 2018 and, after an initial set of locations was running smoothly, throughout the rest of the Buffalo Wild Wings corporate and franchise locations with which we had partnered. Due to the acquisition of Buffalo Wild Wings by Arby’s Restaurant Group, Inc. (which renamed itself Inspire Brands Inc.) in February 2018 and to the attendant changes with Buffalo Wild Wings’ operations, the rollout of our expanded functionality tablet platform system was put on hold to allow its new ownership to assess all the programs at Buffalo Wild Wings. Since that time, we have been working with Inspire Brands as it integrates Buffalo Wild Wings into its portfolio and determines its brand priorities. Our updated tablet platform system is currently live at 31 Buffalo Wild Wings locations with our order, payment and guest insights functionality. We continue to believe that a long-term relationship with Inspire Brands presents numerous opportunities as it intends to add several more brands to its portfolio, and that our discussions with Inspire Brands have been going well. At this time we are not certain to what extent or which of our offerings, if any, will fit within its updated brand strategy, or when it will make this determination. Aside from existing contractual obligations under agreements we have entered into in the ordinary course of business, Inspire Brands has no obligation to continue or to expand our current relationship. We continue to believe our player engagement and loyalty as well as expanded product offerings will offer us a way to continue supporting the Buffalo Wild Wings brand under the Inspire Brands umbrella. See “RISK FACTORS—Risks That May Affect our Business—We receive a significant portion of our revenues from Buffalo Wild Wings, and any decrease in the amount of their business could materially and adversely affect our cash flow and revenue,” below.

Advertising Partnerships. We believe that if we lower the price of our BEOND tablet platform, we will be able to acquire more market share. We are currently working with advertising sales companies to help us improve our advertisement sales and with an advertisement technology company to improve our ad loading, management, and delivery and testing capabilities. Advertising partnerships offers the possibility of subsidizing the system by lowering costs to our venues.

Recent Developments

Non-compliance with NYSE American continued listing standard. On April 26, 2018, the NYSE Regulation Inc. notified us that it has accepted our plan to regain compliance with Section 1003(a)(iii) of the Company Guide (the “Company Guide”) and granted us a plan period that extends through March 20, 2019 to regain compliance. As previously reported, we are not in compliance with NYSE American LLC listing standards, specifically, Section 1003(a)(iii), because we reported stockholders’ equity of less than $6 million as of December 31, 2017 and had net losses in five of our most recent fiscal years ended December 31, 2017.

The listing of our common stock on the NYSE American is being continued during the plan period pursuant to an extension. The NYSE Regulation staff will review us periodically for compliance with initiatives outlined in our plan. If we are not in compliance with Section 1003(a)(iii) by March 20, 2019 or if we do not make progress consistent with our plan during the plan period, NYSE Regulation staff will initiate delisting proceedings as appropriate. See “RISK FACTORS—Risks Relating to the Market for Our Common Stock—Our common stock could be delisted or suspended from trading on the NYSE American if we do not regain compliance with continued listing criteria with which we are currently not compliant or if we fail to meet any other continued listing criteria,” below.

Amendment to East West Bank Credit Facility. In March 2018, we entered into an amendment to the amended and restated loan and security agreement we entered into with East West Bank on November 29, 2017. This amendment (i) waived our minimum fixed charge coverage ratio covenant default for the fiscal quarter ended December 31, 2017; (ii) suspended the minimum fixed charge coverage ratio covenant until the quarter ending March 31, 2019; and (iii) added a minimum adjusted EBITDA covenant on a trailing six-month period ending March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018. Based on information available to us at this time, the amount of our adjusted EBITDA for the six-month period ending June 30, 2018 may be less than the target amount of the minimum adjusted EBITDA for such period under the applicable covenant, which is $1.2 million. The shortfall is not expected to be a significant amount and, if we are not compliant with such covenant, we will request a waiver from the lender for such default. Based on current discussions with the lender, we anticipate that such waiver will be granted, however, no assurances can be given in this regard. In accordance with the terms of the amended and restated loan and security agreement, beginning with the payment due on June 30, 2018, our payments under this credit facility will become principal and interest, whereas they have historically been interest only. See “RISK FACTORS—Risks That May Affect our Business—Our cash flow may not cover our capital needs and we may need to raise additional funds in the future. Such funds may not be available when needed, on acceptable terms or at all and, if available, may dilute current stockholders,” and “—If we fail to satisfy our financial covenants to our primary lender, the lender may declare a default, which could lead to all payment obligations becoming immediately due and payable and have a material adverse effect on our financial condition and business,” below.

S-3

Risk Factors

An investment in our common stock is subject to a number of risks and uncertainties. Before investing in our common stock, you should carefully consider the following, as well as the more detailed discussion of risk factors and other information included in this prospectus supplement.

●	Our success depends on our ability to compete effectively within the highly competitive interactive games, entertainment and marketing services industries.

●	The impact of new products and technological change, especially in the mobile and wireless markets, on our operations and competitiveness.

●	Our ability to maintain or improve our relationship with Buffalo Wild Wings, who together with its franchisees, has accounted for a significant portion of our revenues and any decrease in the amount of their business could materially and adversely affect our cash flow and revenue.

●	Our cash flow may not cover our capital needs and we may need to raise additional funds to support operations, execute on our business strategy and maintain our listing on the NYSE American, which funds may not be available when we need it, on acceptable terms or at all and, if available, may dilute current stockholders. We have borrowed substantially all amounts available to us under existing credit facilities and, subject to limited exceptions, our loan and security agreement with East West Bank prohibits us from borrowing additional amounts from other lenders.

●	Our ability to satisfy our payment obligations and comply with financial and other covenants under our amended and restated loan agreement with East West Bank, which lender has a first-priority security interest in all our existing and future personal property, including our intellectual property, subject to limited exceptions. Based on information available to us at this time, the amount of our adjusted EBITDA for the six-month period ending June 30, 2018 may be less than the target amount of the minimum adjusted EBITDA for such period under the applicable covenant, which is $1.2 million. The shortfall is not expected to be a significant amount and, if we are not compliant with such covenant, we will request a waiver from the lender for such default. Based on current discussions with the lender, we anticipate that such waiver will be granted, however, no assurances can be given in this regard.

●	Our ability to meet financial and other growth expectations of our investors, analysts and other market participants and commentators, including expectations relating to our site count, cash flow and EBITDA.

●	Our ability to maintain an adequate supply of the tablet and related equipment used in our BEOND product line may affect our business and operating results.

●	Our growth depends in part on our ability to significantly grow our subscription and other revenue and implement our other business strategies.

●	Our common stock could be delisted or suspended from trading on the NYSE American if we do not regain compliance with continued listing criteria with which we are currently not compliant or if we fail to meet any other continued listing criteria.

●	The market price of our common stock historically has been and likely will continue to be highly volatile and our common stock is thinly traded.

Corporate Information

Our principal office is located at 2231 Rutherford Road, Carlsbad, California 92008, and the telephone number at that address is (760) 438-7400. Our website address is www.buzztime.com. Except for those filings we make with the Securities and Exchange Commission, or the SEC, that are incorporated by reference in this prospectus supplement, none of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus supplement.

S-4

The Offering

Common stock offered in this offering	[__] shares

Number of shares of common stock to be outstanding immediately after this offering	[__] shares

Use of proceeds

We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $[__], after deducting estimated offering expenses, including placement agent fees.

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, general and administrative expenses, capital expenditures and implementation of our strategic priorities. See “Use of Proceeds” on page S-15.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

NYSE American ticker symbol	NTN

The number of shares of common stock to be outstanding immediately after this offering as shown above assumes that all of the shares offered hereby are sold and is based on 2,520,554 shares of common stock outstanding as of June 13, 2018 and excludes, as of June 13, 2018:

●	152,321 shares of common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $17.89 per share;

●	52,500 shares of common stock subject to outstanding restricted stock units;

●	72,000 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $20.00 per share;

●	11,470 shares of common stock issuable upon conversion of the outstanding shares of our Series A Convertible Preferred Stock as of that date, assuming such shares were converted at the conversion price in effect as of that date; and

●	58,979 shares of our common stock available for future grants under equity award plans.

Unless otherwise indicated, all information in this prospectus supplement assumes no options, restricted stock awards, restricted stock units, warrants, or shares of common stock were issued after June 13, 2018, no outstanding options or warrants were exercised after such date and no outstanding restricted stock units settled after such date.

S-5

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business.

Risk Factors That May Affect Our Business

We may not be able to compete effectively within the highly competitive and evolving interactive games, entertainment and marketing services industries.

We face intense competition in the markets in which we operate. We face significant competition for entertainment and marketing services in hospitality venues from other companies offering similar content and services. Our services also compete with games, apps and other forms of entertainment offerings available directly to consumers on their smart phones and tablets. Some of our current and potential competitors enjoy substantial competitive advantages, including greater financial resources for competitive activities, such as content development and programming, research and development, strategic acquisitions, alliances, joint ventures, and sales and marketing. As a result, our current and potential competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, or consumer preferences.

The increased availability of the internet and wireless networks provides consumers with an increasing number of alternatives to our entertainment offerings. With this increasing competition and the rapid pace of change in product and service offerings, we must be able to compete in terms of technology, content, and management strategy. If we fail to provide competitive, engaging, quality services and products, we will lose revenues to competing companies and technologies. Increased competition may also result in price reductions, fewer customer orders, reduced gross margins, longer sales cycles, reduced revenues, and loss of market share.

New products and rapid technological change, especially in the mobile and wireless markets, may render our operations obsolete or noncompetitive.

The emergence of new entertainment products and technologies, changes in consumer preferences, the adoption of new industry standards, and other factors may limit the life cycle and market penetration of our technologies, products, and services. In particular, the mobile and wireless device, content, applications, social media, and entertainment markets are highly competitive and rapidly changing. Accordingly, our future performance will depend on our ability to:

●	identify emerging technological trends and industry standards in our market;

●	identify changing consumer needs, desires, or tastes;

●	develop and maintain competitive technology, including new hardware and content products and service offerings;

●	improve the performance, features, and reliability of our existing products and services, particularly in response to changes in consumer preferences, technological changes, and competitive offerings; and

●	bring technology that is appealing to consumers to the market quickly at cost-effective prices.

If we do not compete successfully in developing new products and keep pace with rapid technological change, we will be unable to achieve profitability or sustain a meaningful market position.

We may not be successful in developing and marketing new products and services that respond to technological and competitive developments, changing customer needs, and consumer preferences. We may have to incur substantial costs to modify or adapt our products or services to respond to these developments, customer needs, and changing preferences. We must be able to incorporate new technologies into the products we design and develop in order to address the increasingly complex and varied needs of our customer base. Any significant delay or failure in developing new or enhanced technology, including new product and service offerings, could result in a loss of actual or potential market share and a decrease in revenues.

We receive a significant portion of our revenues from Buffalo Wild Wings, and any decrease in the amount of their business could materially and adversely affect our cash flow and revenue.

For the year ended December 31, 2017, Buffalo Wild Wings corporate-owned restaurants and its franchisees accounted for approximately 41%, or $8,678,000, of our total revenue. For the three months ended March 31, 2018, Buffalo Wild Wings corporate-owned restaurants and its franchisees accounted for approximately 49%, or $2,798,000, of our total revenue. As of March 31, 2018 and December 31, 2017, approximately $504,000 and $191,000, respectively, was included in accounts receivable from Buffalo Wild Wings corporate-owned restaurants and its franchisees.

S-6

In March 2017, Buffalo Wild Wings chose us to be its provider of digital menu, order, and payment functionality. In November 2017, we expected to begin rolling out our improved tablet platform system at certain Buffalo Wild Wings locations during the first quarter of 2018 and, after an initial set of locations was running smoothly, throughout the rest of the Buffalo Wild Wings corporate and franchise locations with which we had partnered. Due to the acquisition of Buffalo Wild Wings by Arby’s Restaurant Group, Inc. (which renamed itself Inspire Brands Inc.) in February 2018 and to the attendant changes with Buffalo Wild Wings’ operations, the rollout of our expanded functionality tablet platform system was put on hold to allow its new ownership to assess all the programs at Buffalo Wild Wings. Since that time, we have been working with Inspire Brands as it integrates Buffalo Wild Wings into its portfolio and determines its brand priorities. Our updated tablet platform system is currently live at 31 Buffalo Wild Wings locations with our order, payment and guest insights functionality. We continue to believe that a long-term relationship with Inspire Brands presents numerous opportunities as it intends to add several more brands to its portfolio, and that our discussions with Inspire Brands have been going well. At this time we are not certain to what extent or which of our offerings, if any, will fit within its updated brand strategy, or when it will make this determination. Aside from existing contractual obligations under agreements we have entered into in the ordinary course of business, Inspire Brands has no obligation to continue or to expand our current relationship. We continue to believe our player engagement and loyalty as well as expanded product offerings will offer us a way to continue supporting the Buffalo Wild Wings brand under the Inspire Brands umbrella.

If we are unable to maintain or expand our current relationship with Buffalo Wild Wings (now under the Inspire Brands umbrella) or its franchisees, we could lose a significant portion of our revenues, which could materially and adversely affect our operating results and cash flows. In addition, inability to demonstrate Buffalo Wild Wings as a strategic user of our expanded functionality tablet platform system could negatively impact achievement of our chain customer site growth goals. Likewise, if any other customer who may in the future represent a significant portion of our revenue were to breach or terminate their subscriptions or otherwise decrease the amount of business they transact with us, we could lose a significant portion of our revenues and cash flow.

Our cash flow may not cover our capital needs and we may need to raise additional funds in the future. Such funds may not be available when needed, on acceptable terms or at all and, if available, may dilute current stockholders.

As of March 31, 2018, we had cash and cash equivalents of $2,635,000. We have borrowed substantially all amounts available to us under existing credit facilities and, subject to limited exceptions, our loan and security agreement with East West Bank prohibits us from borrowing additional amounts from other lenders. As of March 31, 2018, $4,500,000 was outstanding under that loan agreement, of which $1,500,000 is recorded in current portion of long-term debt and $3,000,000 is recorded in long-term debt on our consolidated balance sheet. The loan matures on November 29, 2020. Payments are interest only until the payment due on June 30, 2018, at which time we are required to make principal plus interest payments. In addition, as of March 31, 2018, $442,000 was outstanding under a financing arrangement with an equipment lender and recorded in current portion of long-term debt on our consolidated balance sheet.

Our ability to meet our debt service obligations and to fund working capital, capital expenditures and investments in our business, will depend upon our future performance, which will depend on many factors, including:

●	our ability to generate cash from operating activities;

●	acceptance of, and demand for, our interactive games and entertainment;

●	the costs of continuing to develop and implement our BEOND tablet platform and product line;

●	the costs of developing new entertainment content, products, or technology or expanding our offering to new media platforms such as the internet and mobile phones;

●	the extent to which we invest in the creation of new entertainment content and new technology; and

●	the number and timing of acquisitions and other strategic transactions, if any.

In addition, in order to fully execute on our long-term strategic initiatives, we believe we will likely require additional funding in the future.

We cannot ensure that we will generate cash flow from operations in an amount sufficient to enable us to meet our debt service obligations or to fund our working capital needs, capital expenditures and investments in our business. East West Bank has a first-priority security interest in all our existing and future personal property, including our intellectual property, subject to limited exceptions, and our equipment lender has a first-priority security interest in the equipment we purchased with the funds borrowed, subject to a subordination agreement with East West Bank. If we default on our monthly payment obligations to our lenders, and our debt obligations become immediately due and payable in full, our lenders may dispose of our personal property to satisfy our payment obligations. If we need to raise additional funds in the future, such funds may not be available when needed, on acceptable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences, and privileges senior to those of our existing stockholders. If we cannot raise funds on acceptable terms, or at all, we may not be able to continue to develop and implement our BEOND technology platform and product line, develop or enhance our other products and services, successfully execute our business plan or any or all of our strategic initiatives, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

S-7

If we fail to satisfy our financial covenants to our primary lender, the lender may declare a default, which could lead to all payment obligations becoming immediately due and payable and have a material adverse effect on our financial condition and business.

Our amended and restated loan and security agreement with East West Bank contains certain financial covenants with which we must comply, including minimum adjusted EBITDA, minimum liquidity and a maximum senior leverage ratio, and beginning with the quarter ending March 31, 2019, a minimum fixed charge coverage ratio. If we fail to satisfy these covenants, East West Bank may declare a default, which could lead to all payment obligations becoming immediately due and payable and have a material adverse effect on our financial condition and business. East West Bank has a first-priority security interest in all our existing and future personal property, including our intellectual property, subject to limited exceptions. Accordingly, in an event of a default, East West Bank could dispose of such assets to satisfy our payment obligations.

As of March 31, 2018, we were in compliance with all covenants. However, there can be no assurance we will be in compliance with all covenants in the future, including due to including due to events or conditions outside of our control. For example, fluctuations in our operating results, such as may result from delays in or failure on the part of Inspire Brands Inc. to maintain or expand our relationship with Buffalo Wild Wings as was anticipated before its acquisition, could result in violation of the adjusted EBITDA covenant under our amended and restated loan and security agreement. Even though it has done so previously, East West Bank may not be willing to waive future incidences of covenant default. Based on information available to us at this time, the amount of our adjusted EBITDA for the six-month period ending June 30, 2018 may be less than the target amount of the minimum adjusted EBITDA for such period under the applicable covenant, which is $1.2 million. The shortfall is not expected to be a significant amount and, if we are not compliant with such covenant, we will request a waiver from East West Bank for such default. There is no assurance that East West Bank will grant such waiver.

A disruption in the supply of equipment could negatively impact our subscriptions and revenue.

During the fourth quarter of 2016, we began having an unaffiliated third party manufacture an Android-based tablet customized to our specifications. Other than a small amount of inventory of the third-party tablet we have historically used in our BEOND platform, we expect to use our customized tablet on a going-forward basis. This third-party manufacturer also manufactures our tablet equipment—tablet charging trays and tablet cases. We currently do not have an alternative manufacturing source for our customized tablet or the tablet equipment or alternatives for the tablet equipment.

If our sole manufacturer is delayed in delivering tablets to us, becomes unavailable, has product quality issues, or shortages occur, in addition to not realizing the benefits of having a tablet manufactured to our specifications, we would need to return to the historical third-party tablets or find an alternative device. Similarly, if our sole manufacturer is delayed in delivering the tablet equipment to us, becomes unavailable, has product quality issues, or shortages occur, we may be unable to timely obtain replacement tablet equipment. Delays, unavailability of the tablet or tablet equipment, product quality issues and shortages could damage our reputation and customer loyalty, cause subscription cancellations, increase our expense and reduce our revenue. See also “Our business could be adversely impacted if the sole manufacturer of our customized tablet and tablet equipment is not able to meet our manufacturing quality standards,” below.

If our sole manufacturer and/or suppliers were to go out of business or otherwise become unable to meet our needs for reliable equipment, the process of locating and qualifying alternate sources could take months, during which time our production could be delayed, and may, in some cases, require us to redesign our products and systems. Such delays and potentially costly re-sourcing and redesign could have a material adverse effect on our business, operating results, and financial condition.

Our business could be adversely impacted if the sole manufacturer of our customized tablet and our tablet equipment is not able to meet our manufacturing quality standards.

As discussed above, one unaffiliated third party manufactures our customized tablet and our tablet equipment. Continued improvement in supply-chain management and in manufacturing of our customized tablet and tablet equipment and manufacturing quality and product testing are important to our business. Flaws in the design and manufacturing of our customized tablet or tablet equipment or both (by us or our supplier) could result in substantial delays in shipment and in substantial repair, replacement or service costs, could damage our reputation and customer loyalty, could cause subscription cancellations, and could increase our expense and reduce our revenue. Costs associated with tablet or tablet equipment defects due to, for example, problems in our design and manufacturing processes, could include: (a) writing off the value of inventory; (b) disposing of items that cannot be fixed; (c) recalling items that have been shipped; and (d) providing replacements or modifications. These costs could be significant and may increase expenses and lower gross margin. There can be no assurance that our efforts to monitor, develop, modify and implement appropriate test and manufacturing processes for our tablet and related equipment will be sufficient to permit us to avoid quality issues. Significant quality issues could have a material adverse effect on our business, results of operations or financial condition.

S-8

If we do not adequately protect our proprietary rights and intellectual property or we are subjected to intellectual property claims by others, our business could be seriously damaged.

We rely on a combination of trademarks, copyrights, patents, and trade secret laws to protect our proprietary rights in our products. We have a small number of patents and patent applications pending in jurisdictions related to our business activities. Our pending patent applications and any future applications might not be approved. Moreover, our patents might not provide us with competitive advantages. Third parties might challenge our patents or trademarks or attempt to use infringing technologies or brands which could harm our ability to compete and reduce our revenues, as well as create significant litigation expense. In addition, patents and trademarks held by third parties might have an adverse effect on our ability to do business and could likewise result in significant litigation expense. Furthermore, third parties might independently develop similar products, duplicate our products or, to the extent patents are issued to us, design around those patents. Others may have filed and, in the future may file, patent applications that are similar or identical to ours. Such third-party patent applications might have priority over our patent applications. To determine the priority of inventions, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office. Such interference proceedings could result in substantial cost to us.

We believe that the success of our business also depends on such factors as the technical expertise and innovative capabilities of our employees. It is our policy that all employees and consultants sign non-disclosure agreements and assignment of invention agreements. Our competitors, former employees, and consultants may, however, misappropriate our technology or independently develop technologies that are as good as or better than ours. Our competitors may also challenge or circumvent our proprietary rights. If we have to initiate or defend against an infringement claim to protect our proprietary rights, the litigation over any such claim, with or without merit, could be time-consuming and costly to us, adversely affecting our financial condition.

From time to time, we hire or retain employees or consultants who may have worked for other companies developing products similar to those that we offer. These other companies may claim that our products are based on their products and that we have misappropriated their intellectual property. Any such claim, with or without merit, could be time-consuming and costly to us, adversely affecting our financial condition.

We may be liable for the content and services we make available on our Buzztime network and the internet.

We make content and entertainment services available on our Buzztime network and the internet which includes games and game content, software, and a variety of other entertainment content. The availability of this content and services and our branding could result in claims against us based on a variety of theories, including defamation, obscenity, negligence, or copyright or trademark infringement. We could also be exposed to liability for third-party content accessed through the links from our websites to other websites. Federal laws may limit, but not eliminate, our liability for linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with certain statutory requirements. We may incur costs to defend against claims related to either our own content or that of third parties, and our financial condition could be materially adversely affected if we are found liable for information that we make available. Implementing measures to reduce our exposure may require us to spend substantial resources and may limit the attractiveness of our services to users which would impair our profitability and harm our business operations.

We have experienced significant losses, and we may incur significant losses in the future.

We have a history of significant losses, including net losses of $1,077,000 and $2,923,000 for the years ended December 31, 2017 and 2016, respectively, and $409,000 and $90,000 for the periods ended March 31, 2018 and 2017, respectively. We had an accumulated deficit of $129,119,000 and $129,528,000 as of December 31, 2017 and March 31, 2018, respectively. We may also incur future operating and net losses, due in part to expenditures required to continue to implement our business strategies, including the continued development and implementation of our BEOND technology platform and product line. Despite significant expenditures, we may not be able to achieve or maintain profitability. Moreover, even if we do achieve profitability, the level of any profitability cannot be predicted and may vary significantly from quarter to quarter and year to year. See also “—Risks Relating to the Market for Our Common Stock— Our common stock could be delisted or suspended from trading on the NYSE American if we do not regain compliance with continued listing criteria with which we are currently not compliant or if we fail to meet any other continued listing criteria,” below.

We may not be able to significantly grow our subscription revenue and implement our other business strategies.

Our success depends on our ability to increase market awareness and encourage the adoption of the Buzztime brand and our Buzztime network among hospitality venues such as restaurants, sports bars, taverns and pubs, and within the interactive game player community. Our success also depends on our ability to improve customer retention. We may not be able to leverage our resources to expand awareness of and demand for our Buzztime network. In addition, our efforts to improve our game platform and content may not succeed in generating additional demand for our products or in strengthening the loyalty and retention of our existing customers. The degree of market adoption of our Buzztime network will depend on many factors, including consumer preferences, the availability and quality of competing products and services, and our ability to leverage our brand.

S-9

Our success also depends on our ability to implement our other business strategies, which include developing our BEOND tablet platform that allows for consumer play across the digital platform, developing more premium content that allow us to grow the revenue stream directly from consumers, developing dynamic menuing and point-of-sale, or POS, integration competency, and growing our marketing services and sponsorship revenues. Implementing these strategies will require us to dedicate significant resources to, among other things, fully developing and implementing our BEOND tablet platform and product line, expanding our other product offerings, customizing our products and services to meet the unique needs of select accounts, and expanding and improving our marketing services and promotional efforts. We may be unable to successfully implement these strategies as currently planned.

Our products and services are subject to government regulations that may restrict our operations or cause demand for our products to decline significantly.

In addition to laws and regulations applicable to businesses generally, we are also subject to laws and regulations that apply specifically to the interactive entertainment and product marketing industries. In addition, we operate games of chance and, in some instances, we may provide items of nominal value (e.g., key chains, etc.) to the venue that hosts a game, and the venue may award such items to consumers. These games are regulated in many jurisdictions and the laws and regulations vary from jurisdiction to jurisdiction.

We may find it necessary to eliminate, modify, suspend, or cancel certain features of our products (including the games we offer) in certain jurisdictions based on the adoptions of new laws and regulations or changes in law or regulations or the enforcement thereof, which could result in additional development costs and/or the loss of customers and revenue.

Communication or other system failures could result in customer cancellations and a decrease in our revenues.

We rely on continuous operation of our information technology and communications systems, and those of a variety of third parties, to communicate with and to distribute our services to the locations of our network subscribers. We currently transmit our data to our customers via broadband internet connections including telephone and cable TV networks. Both our communications systems and those of third parties on which we rely are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, storms, fires, power loss, telecommunications and other network failures, equipment failures, computer viruses, computer denial of service or other attacks, and other causes. These systems are also subject to break-ins, sabotage, vandalism, and to other disruptions, for example if we or the operators of these systems and system facilities have financial difficulties. Some of our systems are not fully redundant, and our system protections and disaster recovery plans cannot prevent all outages, errors, or data losses. In addition, our services and systems are highly technical and complex and may contain errors or other vulnerabilities. Any errors or vulnerabilities in our products and services, damage to or failure of our systems, any natural or man-made disaster, or other unanticipated problems at our facilities or those of a third party, could result in lengthy interruptions in our service to our customers, which could reduce our revenues and cash flow, and damage our brand. Any interruption in communications or failure of proper hardware or software function at our or our customers’ venues could also decrease customer loyalty and satisfaction and result in a cancellation of our services.

Our success depends on our ability to recruit and retain skilled professionals.

Our business requires experienced programmers, creative designers, application developers, and sales and marketing personnel. Our success will depend on identifying, hiring, training, and retaining such experienced and knowledgeable professionals. We must recruit and retain talented professionals in order for our business to grow. There is significant competition for the individuals with the skills required to develop the products and perform the services we offer. We may be unable to attract a sufficient number of qualified individuals in the future to sustain and grow our business, and we may not be successful in motivating and retaining the individuals we are able to attract. If we cannot attract, motivate, and retain qualified technical and sales and marketing professionals, our business, financial condition, and results of operations will suffer.

We have incurred significant net operating loss carryforwards that we will likely be unable to use.

As of December 31, 2017, we had federal income tax net operating loss (“NOL”) carryforwards of approximately $66,554,000, portions of which will continue expiring in 2018. As of December 31, 2017, we had state income tax NOL carryforwards of approximately $29,185,000, portions of which will continue expiring in 2018. We believe that our ability to utilize our NOL carryforwards may be substantially restricted by the passage of time and the limitations of Section 382 of the Internal Revenue Code, which apply when there are certain changes in ownership of a corporation. To the extent we begin to realize significant taxable income, these Section 382 limitations may result in our incurring federal income tax liability notwithstanding the existence of otherwise available NOL carryforwards. We have established a full valuation allowance for substantially all of our deferred tax assets, including the NOL carryforwards, since we do not believe we are likely to generate future taxable income to realize these assets.

S-10

We are subject to cybersecurity risks and incidents.

Our business involves transmitting payment information of our customers and certain personal information of consumers (such as their name, date of birth, and email address). In the future, we may store and transmit additional personal information of consumers, particularly as the services of the BEOND tablet platform become more advanced to include POS integration. While we have implemented measures designed to prevent security breaches and cyber incidents, any failure of these measures and/or any material security breaches, theft, misplaced or lost data, programming errors, employee errors and/or malfeasance could potentially lead to the compromise of sensitive, confidential or personal data or information, improper use of our systems, software solutions or networks, unauthorized access, use, disclosure, modification or destruction of information, system downtimes, and operational disruptions. In addition, a cyber-related attack could result in other negative consequences, including damage to our reputation or competitiveness, remediation or increased protection costs, litigation or regulatory action.

We could become subject to additional regulations and compliance requirements as we introduce features in direct payments from consumers.

In preparation for expanding features and functionality to our BEOND tablet platform that involve us accepting credit card and other forms of payments directly from consumers, we certified our compliance with Payment Card Industry (“PCI”) Data Security Standard v3.1 as a service provider, and will be required to do so annually. Compliance with additional regulations and requirements may be difficult for us; thereby limiting our ability to grow the amount of revenue we receive directly from consumers. In addition to these additional regulations and requirements, if we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from consumers.

Risks Relating to the Market for Our Common Stock

Our common stock could be delisted or suspended from trading on the NYSE American if we do not regain compliance with continued listing criteria with which we are currently not compliant or if we fail to meet any other continued listing criteria.

As previously reported, in March 2018, we received a letter from the NYSE Regulation Inc. stating that we are not in compliance with NYSE American LLC continued listing standards. Specifically, we are not in compliance with Section 1003(a)(iii) of the NYSE American Company Guide because we reported stockholders’ equity of less than $6 million as of December 31, 2017 and had net losses in five of our most recent fiscal years ended December 31, 2017. Our stockholders’ equity was $5.5 million as of December 31, 2017. As a result, we are now subject to the procedures and requirements of Section 1009 of the Company Guide.

On April 26, 2018, the NYSE Regulation Inc. notified us that it has accepted our plan to regain compliance with Section 1003(a)(iii) of the Company Guide and granted us a plan period that extends through March 20, 2019 to regain compliance. The listing of our common stock on the NYSE American is being continued during the plan period pursuant to an extension. The NYSE Regulation staff will review us periodically for compliance with initiatives outlined in our plan. If we are not in compliance with Section 1003(a)(iii) by March 20, 2019 or if we do not make progress consistent with our plan during the plan period, NYSE Regulation staff will initiate delisting proceedings as appropriate.

We can give no assurances that we will be able to address our non-compliance with the NYSE American continued listing standards or, even if we do, that we will be able to maintain the listing of our common stock on the NYSE American. Our common stock could be delisted because we do not make progress consistent with our plan during the plan period, because we do not regain compliance by March 20, 2019, or because we fall below compliance with other NYSE American listing standards. In addition, we may determine to pursue business opportunities or grow our business at levels or on timelines that reduces our stockholders’ equity below the level required to maintain compliance with NYSE American continued listing standards. The delisting of our common stock for whatever reason could, among other things, substantially impair our ability to raise additional capital; result in a loss of institutional investor interest and fewer financing opportunities for us; and/or result in potential breaches of representations or covenants in agreements pursuant to which we made representations or covenants relating to our compliance with applicable listing requirements. Claims related to any such breaches, with or without merit, could result in costly litigation, significant liabilities and diversion of our management’s time and attention and could have a material adverse effect on our financial condition, business and results of operations. In addition, the delisting of our common stock for whatever reason may materially impair our stockholders’ ability to buy and sell shares of our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock.

If our common stock were delisted and determined to be a “penny stock,” a broker-dealer may find it more difficult to trade our common stock and an investor may find it more difficult to acquire or dispose of our common stock in the secondary market.

If our common stock were delisted or suspended from trading on the NYSE American, it may be subject to the so-called “penny stock” rules. The SEC has adopted regulations that define a “penny stock” to be any equity security that has a market price per share of less than $5.00, subject to certain exceptions, such as any securities listed on a national securities exchange. For any transaction involving a “penny stock,” unless exempt, the rules impose additional sales practice requirements on broker-dealers, subject to certain exceptions. If our common stock were delisted and determined to be a “penny stock,” a broker-dealer may find it more difficult to trade our common stock and an investor may find it more difficult to acquire or dispose of our common stock.

S-11

The market price of our common stock historically has been and likely will continue to be highly volatile and our common stock is thinly traded.

The market price for our common stock historically has been highly volatile, and the market for our common stock has from time to time experienced significant price and volume fluctuations, based both on our operating performance and for reasons that appear to us unrelated to our operating performance. Our stock is also thinly traded, which can affect market volatility, which could significantly affect the market price of our common stock without regard to our operating performance. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, including:

●	the level of our financial resources;

●	announcements of entry into or consummation of a financing;

●	announcements of new products or technologies, commercial relationships or other events by us or our competitors;

●	announcements of difficulties or delays in entering into commercial relationships with our customers;

●	changes in securities analysts’ estimates of our financial performance or deviations in our business and the trading price of our common stock from the estimates of securities analysts;

●	fluctuations in stock market prices and trading volumes of similar companies;

●	sales of large blocks of our common stock, including sales by significant stockholders, our executive officers or our directors or pursuant to shelf or resale registration statements that register shares of our common stock that may be sold by us or certain of our current or future stockholders;

●	discussion of us or our stock price by the financial press and in online investor communities;

●	announcement of non-compliance with any of the NYSE American continued listing standards;

●	commencement of delisting proceedings by NYSE Regulation; and

●	additions or departures of key personnel.

The realization of any of the foregoing could have a dramatic and adverse impact on the market price of our common stock.

Future sales of substantial amounts of our common stock in the public market or the anticipation of such sales could have a material adverse effect on then-prevailing market prices.

In April 2017, March 2017, and November 2016, we sold an aggregate of approximately 642,000 shares of our common stock in registered direct offerings. In a private placement we completed in November 2013, we issued approximately 120,000 shares of our common stock and warrants to purchase approximately 72,000 shares of our common stock at an exercise price of $20.00 per share. A registration statement registering the resale of the shares we issued in such private placement and the shares issuable upon exercise of the warrants we issued in such private placement is currently effective, and we are obligated to use commercially reasonable efforts to maintain such registration statement continuously effective until all such registered shares have been sold.

In addition, as of March 31, 2018, there were approximately 156,000 shares of our Series A Preferred Stock outstanding. The holders of such shares may elect to convert them into shares of our common stock at any time. Based on the current conversion price, we would issue approximately 11,000 shares of our common stock if all of the outstanding shares of our Series A Preferred Stock were so converted. Generally, all of the shares of common stock we may issue upon conversion of the Series A Preferred Stock may be sold under Rule 144 of the Securities Act of 1933.

As of March 31, 2018, there were also approximately 152,000 shares of common stock reserved for issuance upon the exercise of outstanding stock options at exercise prices ranging from $5.10 to $30.50 per share, and there were approximately 53,000 shares of common stock reserved for issuance upon the vesting of outstanding restricted stock units. Registration statements registering such shares of common stock are currently effective.

Accordingly, a significant number of shares of our common stock could be sold at any time. Depending upon market liquidity at the time our common stock is resold by the holders thereof, such resales could cause the trading price of our common stock to decline. In addition, the sale of a substantial number of shares of our common stock, or anticipation of such sales, could make it more difficult for us to obtain future financing. To the extent the trading price of our common stock at the time of exercise of any of our outstanding options or warrants exceeds their exercise price, such exercise will have a dilutive effect on our stockholders.

S-12

Raising additional capital may cause dilution to our existing stockholders and may restrict our operations.

We may raise additional capital at any time and may do so through one or more financing alternatives, including public or private sales of equity or debt securities directly to investors or through underwriters or placement agents. As discussed above, we are exploring options to address our non-compliance with the NYSE American continued listing standards, in particular, options to address our low stockholders’ equity. We have a shelf registration statement on file under which we could currently sell up to approximately $23.2 million worth of securities, including the $[__] worth of shares of our common stock we are offering for sale in this offering. See also “Our ability to raise capital may be limited by applicable laws and regulations,” below. Raising capital through the issuance of common stock (or securities convertible into or exchangeable or exercisable for shares of our common stock) may depress the market price of our stock and may substantially dilute our existing stockholders. In addition, our board of directors may issue preferred stock with rights, preferences and privileges that are senior to those of the holders of our common stock. Debt financings could involve covenants that restrict our operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of our assets, as well as prohibitions on our ability to create liens or make investments and may, among other things, preclude us from making distributions to stockholders (either by paying dividends or redeeming stock) and taking other actions beneficial to our stockholders. In addition, investors could impose more one-sided investment terms and conditions on companies that have or are perceived to have limited remaining funds or limited ability to raise additional funds. The lower our cash balance, the more difficult it is likely to be for us to raise additional capital on commercially reasonable terms, or at all.

Our ability to raise capital may be limited by applicable laws and regulations.

Over the past few years we have raised capital through the sale of our equity securities. The offerings we completed in April 2014, November 2016, March 2017 and April 2017 were equity offerings conducted under the “shelf” registration statement on Form S-3. Using a shelf registration statement on Form S-3 to raise additional capital generally takes less time and is less expensive than other means, such as conducting an offering under a Form S-1 registration statement. However, our ability to raise capital using a shelf registration statement may be limited by, among other things, current SEC rules and regulations. Under current SEC rules and regulations, we must meet certain requirements to use a Form S-3 registration statement to raise capital without restriction as to the amount of the market value of securities sold thereunder. One such requirement is that we periodically evaluate the market value of our outstanding shares of common stock held by non-affiliates, or public float, and if, at an evaluation date, our public float is less than $75.0 million, then the aggregate market value of securities sold by us or on our behalf under a Form S-3 in any 12-month period is limited to an aggregate of one-third of our public float. Our public float is currently approximately $9.4 million and therefore we are currently subject to the one-third of our public float limitation. Accordingly, we are currently only able to sell up to approximately $3.1 million using a “shelf” registration statement in any 12-month period, and the amount we sell in this offering, if any, will reduce such amount accordingly. If our ability to use a Form S-3 registration statement for a primary offering of our securities continues to be limited to one-third of our public float, we may instead conduct such an offering pursuant to an exemption from registration under the Securities Act or under a Form S-1 registration statement, and we would expect either of those alternatives to increase the cost of raising additional capital relative to utilizing a Form S-3 registration statement.

In addition, under current SEC rules and regulations, our common stock must be listed and registered on a national securities exchange in order to utilize a Form S-3 registration statement (i) for a primary offering, if our public float is not at least $75.0 million as of a date within 60 days prior to the date of filing the Form S-3 or a re-evaluation date, whichever is later, and (ii) to register the resale of our securities by persons other than us (i.e., a resale offering). While currently our common stock is listed on the NYSE American, there can be no assurance that we will be able to maintain such listing. See “Our common stock could be delisted or suspended from trading on the NYSE American if we do not regain compliance with continued listing criteria with which we are currently not compliant or if we fail to meet any other continued listing criteria,” above.

Our ability to timely raise sufficient additional capital also may be limited by the NYSE American’s stockholder approval requirements for transactions involving the issuance of our common stock or securities convertible into our common stock. For instance, the NYSE American requires that we obtain stockholder approval of any transaction involving the sale, issuance or potential issuance by us of our common stock (or securities convertible into our common stock) at a price less than the greater of book or market value, which (together with sales by our officers, directors and principal stockholders) equals 20% or more of our then outstanding common stock, unless the transaction is considered a “public offering” by the NYSE American staff. In addition, certain prior sales by us may be aggregated with any offering we may propose in the future, further limiting the amount we could raise in any future offering that is not considered a public offering by the NYSE American staff and involves the sale, issuance or potential issuance by us of our common stock (or securities convertible into our common stock) at a price less than the greater of book or market value. The NYSE American also requires that we obtain stockholder approval if the issuance or potential issuance of additional shares will be considered by the NYSE American staff to result in a change of control of our company.

S-13

Obtaining stockholder approval is a costly and time-consuming process. If we are required to obtain stockholder approval for a potential transaction, we would expect to spend substantial additional money and resources. In addition, seeking stockholder approval would delay our receipt of otherwise available capital, which may materially and adversely affect our ability to execute our business strategy, and there is no guarantee our stockholders ultimately would approve a proposed transaction. A public offering under the NYSE American rules typically involves broadly announcing the proposed transaction, which often times has the effect of depressing the issuer’s stock price. Accordingly, the price at which we could sell our securities in a public offering may be less, and the dilution existing stockholders experience may in turn be greater, than if we were able to raise capital through other means.

Our charter contains provisions that may hinder or prevent a change in control of our company, which could result in our inability to approve a change in control and potentially receive a premium over the current market value of your stock.

Certain provisions of our certificate of incorporation could make it more difficult for a third party to acquire control of us, even if such a change in control would benefit our stockholders, or to make changes in our board of directors. For example, our certificate of incorporation (i) prohibits stockholders from filling vacancies on our board of directors, calling special stockholder meetings, or taking action by written consent, and (ii) requires a supermajority vote of at least 80% of the total voting power of our outstanding shares, voting together as a single class, to remove our directors from office or to amend provisions relating to stockholders taking action by written consent or calling special stockholder meetings.

Additionally, our certificate of incorporation and restated bylaws contain provisions that could delay or prevent a change of control of our company. Some of these provisions:

●	authorize the issuance of preferred stock which can be created and issued by our board of directors without prior stockholder approval, with rights senior to those of the common stock;

●	prohibit our stockholders from making certain changes to our bylaws except with 66 2/3% stockholder approval; and

●	require advance written notice of stockholder proposals and director nominations.

These provisions could discourage third parties from taking control of our company. Such provisions may also impede a transaction in which you could receive a premium over then current market prices and your ability to approve a transaction that you consider in your best interest.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporate Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These and other provisions in our certificate of incorporation, restated bylaws and Delaware law could make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by the then-current board of directors, including delaying or impeding a merger, tender offer, or proxy contest involving our company. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our common stock to decline.

Risks Related to This Offering

We will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay or hinder our growth and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The public offering price of the securities offered hereby is likely to be substantially higher than the book value per share of our common stock. Investors purchasing securities in this offering may, therefore, incur immediate dilution in net tangible book value per share of the common stock issued in this offering. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

If securities and/or industry analysts fail to continue publishing research about our business, if they change their recommendations adversely or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. In addition, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors. If one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our stock price could decline.

Our stockholders may be diluted by the exercise of outstanding warrants or options to purchase common stock, the settlement of outstanding restricted stock units and the payment of dividends on the outstanding shares of our preferred stock.

As of March 31, 2018, there were outstanding warrants to purchase an aggregate of 72,000 shares of common stock at an exercise price of $20.00 per share , approximately 152,000 shares of common stock reserved for issuance upon the exercise of outstanding stock options at exercise prices ranging from $5.10 to $30.50 per share (with a weighted average exercise price of $17.95 per share), and approximately 53,000 shares of common stock reserved for issuance upon the settlement of outstanding restricted stock units. We have also historically paid the dividends that accrue with respect to our Series A Convertible Preferred Stock in shares of our common stock. You may incur dilution upon the issuance of shares upon exercise of outstanding warrants and options, the issuance of shares upon settlement of outstanding restricted stock units and upon the payment of the dividends with respect to our Series A Convertible Preferred Stock.

S-14

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference contain, or will contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which include information relating to future events, future financial performance, strategies, expectations and competitive environment. Words such as “believes,” “anticipates,” “estimates,” “expects,” “projections,” “may,” “potential,” “plan,” “continue” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including but not limited to statements regarding our future financial performance or position, our business strategy, plans or expectations, and our objectives for future operations, including relating to our products and services. Forward-looking statements are inherently subject to risks and uncertainties and our actual results and outcomes may be materially different from those expressed or implied by the forward-looking statements. Our actual results and outcomes may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in our operations, development efforts and business environment, including those set forth under the heading “Risk Factors” in this prospectus supplement, and other documents we file with the SEC that are incorporated by reference herein. We cannot guarantee future results, levels of activity, performance or achievements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or for forward-looking statements in other documents we file with the SEC that are incorporated by reference herein, as of the date of such document. Except as required by law, we do not undertake any obligation to revise or update any such forward-looking statement to reflect future events or circumstances.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the securities offered under this prospectus supplement, after deducting estimated offering expenses, including placement agent fees, will be approximately $[__] million.

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, general and administrative expenses, capital expenditures and implementation of our strategic priorities. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our current business, although we have no present commitments or agreements for any such transactions. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock and do not anticipate paying any in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the operation and growth of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of March 31, 2018 was approximately $2.6 million, or $1.05 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2018. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale in this offering of [__] shares of common stock at the purchase price of $[__] per share, less estimated offering expenses, including placement agent fees, our pro forma net tangible book value (unaudited) as of March 31, 2018, would have been approximately $[__] million, or approximately $[__] per share. This represents an immediate increase of approximately $[__] in net tangible book value per share to our existing stockholders and an immediate dilution of approximately $[__] per share to investors in this offering. The following table illustrates this per share dilution.

Public offering price per share			$	[__]
Net tangible book value per share as of March 31, 2018		$1.05
Increase in net tangible book value per share attributable to this offering	$	[__]
Pro forma net tangible book value per share as of March 31, 2018, after giving effect to this offering	$			[__]
Dilution in net tangible book value per share to investors in this offering	$			([__]	)

The above is based on 2,520,554 shares of our common stock outstanding as of March 31, 2018 (as adjusted for [__] shares of common stock to be issued in this offering), and excludes, as of that date:

●	152,094 shares of common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $17.95 per share;

●	52,500 shares of common stock subject to outstanding restricted stock units;

●	72,000 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $20.00 per share;

●	11,467 shares of common stock issuable upon conversion of the outstanding shares of our Series A Convertible Preferred Stock as of that date, assuming such shares were converted at the conversion price in effect as of that date; and

●	59,206 shares of our common stock available for future grants under equity award plans.

To the extent that any options or warrants are exercised, new options or other equity awards are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

S-15

PLAN OF DISTRIBUTION

Roth Capital Partners, LLC, which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement dated June [__], 2018. The placement agent is not purchasing or selling any shares of our common stock offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the shares of our common stock, but has agreed to use its reasonable “best efforts” to arrange for the sale of all of the shares of our common stock offered hereby. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of our shares of common stock or warrants, and the placement agent will have no authority to bind us by virtue of the placement agent agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

We will enter into subscription agreements directly with investors in connection with this offering and we may not sell the entire amount of shares offered pursuant to this prospectus. The public offering price set forth on the cover page of this prospectus has been determined based upon arm’s-length negotiations between the placement agent, the investors and us.

Our obligation to issue and sell to a purchaser, and a purchaser’s obligation to purchase, the shares offered hereby is subject to the conditions set forth in the subscription agreements, which may be waived by us or the purchaser, as applicable, in the applicable party’s discretion.

We currently anticipate that the sale of the shares offered by this prospectus will be completed on or about June [__], 2018. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees, will be approximately $[__], which includes legal and printing costs, various other fees and reimbursement of the placements agent’s expenses. At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts of the purchasers.

Placement Agent’s Fees and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to 5.0% of the gross proceeds from the sale of the shares in this offering.

The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares of our common stock offered pursuant to this prospectus, assuming the purchase of all of the shares offered hereby:

Per Share	$	[__]
Total	$	[__]

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total placement agent fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. We have also agreed to reimburse the placement agent for certain of its actual out-of-pocket expenses in an aggregate amount not to exceed $40,000.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by the placement agent or its affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement in its capacity as placement agent, and should not be relied upon by investors.

Other

From time to time, the placement agent and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the placement agent and its affiliates may actively trade our securities for their own account or for the accounts of customers, and, accordingly, the placement agent and its affiliates may at any time hold long or short positions in such securities.

We have agreed to indemnify the placement agent against liabilities under the Securities Act. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

S-16

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

● may not engage in any stabilization activity in connection with our securities; and

● may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution

Listing and Transfer Agent

Our common stock is traded on the NYSE American under the symbol “NTN.” The transfer agent for our common stock is American Stock Transfer & Trust Company.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus supplement and accompanying prospectus will be passed upon for us by Breakwater Law Group, LLP, Del Mar, California. Lowenstein Sandler LLP, New York, New York, is acting as counsel for the placement agent in connection with this offering.

EXPERTS

Our consolidated balance sheets as of December 31, 2017 and December 31, 2016, and the related consolidated statement of operations, comprehensive loss, shareholders’ equity and cash flows for the years ended December 31, 2017 and December 31, 2016 incorporated in this prospectus supplement by reference to our annual report on Form 10-K for the year ended December 31, 2017 have been so included in reliance on the report of Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement. We incorporate by reference the documents listed below into this prospectus supplement, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 9, 2018;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the SEC on May 11, 2018;

●	our Current Reports on Form 8-K filed with the SEC on June 11, 2018, April 30, 2018, March 23, 2018, March 22, 2018, March 13, 2018, March 2, 2018;

●	those portions of our Definitive Proxy Statement on Schedule 14A deemed incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 27, 2018; and

●	the description of our common stock contained in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on October 14, 1992, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement is modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus supplement.

S-17

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with it:

NTN Buzztime, Inc.

2231 Rutherford Road, Suite 200

Carlsbad, California 92008

(760) 438-7400

Attention: Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of securities described in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Certain portions of the registration statement have been omitted as allowed by SEC rules and regulations. Statements in this prospectus supplement and the accompanying prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. You may read and copy the registration statement, including exhibits and schedules filed with it, and reports or other information we may file with the SEC at the public reference facilities maintained by the SEC as described below.

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The reports and other information filed by us with the SEC may be inspected and copied at the public reference facilities maintained by the SEC as described below.

The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at http://www.buzztime.com/investor-relations/-sec-filings.html as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus supplement or the accompanying prospectus, is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and should not be relied upon in connection with making any investment decision with respect to our common stock.

You should rely only on the information in and incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of these documents.

S-18

PROSPECTUS

$25,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may, from time to time in one or more offerings, offer and sell up to $25,000,000 in the aggregate of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any applicable free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, as well as any documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the NYSE MKT under the symbol “NTN.” On December 19, 2016, the closing sale price for our common stock was $9.78 per share.

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $15.0 million, based on 2,260,668 shares of outstanding common stock as of December 19, 2013, of which 852,990 shares are held by affiliates, and a price of $10.65 per share, which was the last reported sale price of our common stock on the NYSE MKT on December 1, 2016. As of the date of this prospectus, we have offered and sold shares of common stock with an aggregates sales price of $2,736,151 pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 4 of this prospectus and as updated in the applicable prospectus supplement, any applicable free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus. See “Information Incorporated by Reference.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 2, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock, preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $25,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any applicable free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any applicable free writing prospectus, you should rely on the information in the prospectus supplement or the applicable free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any applicable free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any applicable free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any applicable free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read that registration statement and the other reports we file with the SEC at its web site or at its offices described below under “Where You Can Find Additional Information.”

i

SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus, including the information contained under the heading “Risk Factors,” and all other information included or incorporated by reference into this prospectus in their entirety before you invest in our securities.

References to “we,” “us,” “our,” “our company,” “the Company,” and “Buzztime” refers to NTN Buzztime, Inc. and its subsidiaries, unless the context requires otherwise.

Company Overview

We deliver interactive entertainment and innovative dining technology to bars and restaurants in North America. Customers license our customizable solution to differentiate themselves via competitive fun by offering guests trivia, card, sports and arcade games, nationwide competitions, and by offering self-service dining features including dynamic menus, touchscreen ordering and secure payment. Our platform can improve operating efficiencies, create connections among the players and venues and amplify guests’ positive experiences. Built on an extended network platform, our interactive entertainment system has historically allowed multiple players to interact at the venue, and now also enables competition between venues, referred to as massively multiplayer gaming. Our current platform, which we refer to as Buzztime Entertainment On Demand, or BEOND, was first introduced as a pilot program in December 2012, was expanded commercially during 2013, and the expansion was scaled during 2014. We continue to enhance its network architecture and the BEOND tablet platform and player engagement paradigms. We also continue to support its legacy network product line, which it refers to as Classic.

We currently generate revenue by charging subscription fees for our service to our network subscribers, by leasing equipment (including tablets used in its BEOND tablet platform and the cases and charging trays for the tablets) to certain network subscribers, by hosting live trivia events, and by selling advertising aired on in-venue screens and as part of customized games. In 2014, we began offering pay-to-play premium content to certain customers, such as paid arcade. During the second quarter of 2015, we made a strategic change in our premium content model by making arcade available on both a free-to-consumer (in exchange for an increased subscription fee) and pay-to-play basis. This change required us to delay the general availability of pay-to-play arcade as we retooled its content, workflow and positioning. As a result, during 2015, we generated additional subscription fee revenue from those venues offering free-to-consumer arcade. We began rolling out the new pay-to-play arcade during the second quarter of 2016. At September 30, 2016, 2,848 venues in the U.S. and Canada subscribed to our interactive entertainment network, of which approximately 69% were using the BEOND tablet platform.

Our principal office is located at 2231 Rutherford Road, Carlsbad, California 92008, and the telephone number at that address is (760) 438-7400. Our website address is www.buzztime.com. Except for those filings we make with the Securities and Exchange Commission, or the SEC, that are incorporated by reference in this prospectus, none of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to $25,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and applicable free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

1

The prospectus supplement and any applicable free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We currently have authorized 168,000,000 shares of common stock, par value $0.005 per share, of which 2,260,668 shares were issued and outstanding as of December 16, 2016. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Preferred Stock

We currently have authorized 10,000,000 shares of preferred stock, par value $0.005 per share, 5,000,000 of which have been designated as Series A Convertible Preferred Stock, of which 156,112 are outstanding as of December 16, 2016.

Any authorized and undesignated shares of preferred stock may be issued with such rights and powers as the board of directors may designate. Under our restated certificate of incorporation, our board of directors has the authority to issue shares of our preferred stock in one or more series and to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock. The particular terms of each class or series of preferred stock, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby.

The rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of any certificate of designation that describes the terms of any series of preferred stock we offer under this prospectus before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee; forms of the senior and subordinated indentures are included as an exhibit to the registration statement of which this prospectus is a part. The indentures do not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our board of directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities we offer under this prospectus will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from another report we file with the SEC.

2

Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue the warrants by themselves or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our board of directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of each warrant agreement relating to the warrants offered under this prospectus.

Units

We may offer units consisting of our common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of each unit agreement relating to the units offered under this prospectus.

3

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” in Item 1A of our annual report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus, together with all other information contained or incorporated by reference in this prospectus, as may be updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and in any applicable free writing prospectus in connection with a specific offering, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, or will contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which include information relating to future events, future financial performance, strategies, expectations and competitive environment. Words such as “believes,” “anticipates,” “estimates,” “expects,” “projections,” “may,” “potential,” “plan,” “continue” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including but not limited to statements regarding our future financial performance or position, our business strategy, plans or expectations, and our objectives for future operations, including relating to our products and services. Forward-looking statements are inherently subject to risks and uncertainties and our actual results and outcomes may be materially different from those expressed or implied by the forward-looking statements. Our actual results and outcomes may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in our operations, development efforts and business environment, including those set forth under the heading “Risk Factors” in this prospectus, and other documents we file with the SEC that are incorporated by reference herein. We cannot guarantee future results, levels of activity, performance or achievements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or for forward-looking statements in other documents we file with the SEC that are incorporated by reference herein, as of the date of such document. Except as required by law, we do not undertake any obligation to revise or update any such forward-looking statement to reflect future events or circumstances.

SECURITIES WE MAY OFFER

We may offer shares of common stock, shares of preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. We may offer up to $25,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

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DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement or any applicable free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our restated certificate of incorporation and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law, or the DGCL. The summary below and that contained in any applicable prospectus supplement or any applicable free writing prospectus are qualified in their entirety by reference to our restated certificate of incorporation and our bylaws.

Common Stock

We are authorized to issue 168,000,000 shares of common stock, par value $0.005 per share, of which 2,260,668 shares were issued and outstanding as of December 16, 2016. Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable securities exchange requirements. The holders of common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.

Subject to preferences that may be granted to the holders of preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our common stock have no conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities.

All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Securities Exchange Listing

Our common stock is listed on the NYSE MKT under the symbol “NTN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock

We currently have authorized 10,000,000 shares of preferred stock, par value $0.005 per share, 5,000,000 of which have been designated as Series A Convertible Preferred Stock, of which 156,112 are outstanding as of December 16, 2016.

Pursuant to our restated certificate of incorporation, our board of directors has the authority to provide for the issuance, in one or more series, of our authorized preferred stock and to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of our preferred stock. The rights, privileges, preferences and restrictions of any such series of our preferred stock may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of preferred stock or common stock. Our board of directors is also expressly authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. The issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

The particular terms of each class or series of preferred stock that we may offer under this prospectus, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. The applicable prospectus supplement will specify the terms of the series of preferred stock we may offer, including, but not limited to:

●	the distinctive designation and the maximum number of shares in the series;

●	the number of shares we are offering and purchase price per share;

●	the liquidation preference, if any;

●	the terms on which dividends, if any, will be paid;

●	the voting rights, if any, on the shares of the series;

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●	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

●	the terms on which the shares may be redeemed, if at all;

●	any listing of the preferred stock on any securities exchange or market;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock; and

●	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

The issuance of preferred stock may delay, deter or prevent a change in control.

The description of preferred stock above and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Anti-Takeover Effects of Provisions of our Charter Documents and Delaware Law

Provisions of the DGCL, our restated certificate of incorporation and our bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. This summary does not purport to be complete and is qualified in its entirety by reference to the DGCL and our restated certificate of incorporation and bylaws.

Certificate of Incorporation and Bylaws

Preferred Stock. Under our restated certificate of incorporation, our board of directors has the power to authorize the issuance of up to 10,000,000 shares of preferred stock, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by our stockholders. As of December 16, 2016, 5,000,000 shares of our authorized preferred stock have been designated as Series A Convertible Preferred Stock, of which 156,112 are outstanding.

The issuance of preferred stock may:

●	delay, defer or prevent a change in control;

●	discourage bids for our common stock at a premium over the market price of our common stock;

●	adversely affect the voting and other rights of the holders of our common stock; and

●	discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Advance Notice Requirement. Stockholder nominations of individuals for election to our board of directors and stockholder proposals of other matters to be brought before an annual meeting of our stockholders must comply with the advance notice procedures set forth in our bylaws. Our bylaws provide that advance notice of a stockholder’s proposal must be delivered to our secretary at our principal executive offices not less than 90 calendar days or more than 120 calendar days in advance of the anniversary of the date the proxy statement for the previous year’s annual meeting of stockholders was released to our stockholders. However, our bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days after the anniversary of the previous year’s annual meeting, this advance notice must be received no later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Special Meeting Requirements. Our restated certificate of incorporation provides that except as required by law, special meetings of stockholders may be called only by our board of directors acting pursuant to a resolution adopted by a majority of the entire board of directors.

Stockholder Action by Written Consent. Our restated certificate of incorporation provides that stockholder action must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent of stockholders.

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No Cumulative Voting. Our restated certificate of incorporation does not include a provision for cumulative voting for directors.

Indemnification. Our restated certificate of incorporation and our bylaws provide that we will indemnify our officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

Removal of Directors; Vacancies. Our bylaws provide that directors may be removed from office, with our without cause, only by the affirmative vote of the holders of at least 80% of our common stock, and that vacancies on our board of directors shall be filled solely by the affirmative vote of the majority of the remaining directors then in office, even though less than a quorum of our board of directors.

Amending our Bylaws and Certain Provisions of our Restated Certificate of Incorporation. The stockholder vote required to amend or repeal the provisions in our bylaws is at least 66.6% of the voting power of our common stock. The stockholder vote required to alter, amend or repeal the provisions in our restated certificate of incorporation requiring that special meetings of stockholders be called only by our board of directors and prohibiting stockholder action by written consent or to adopt any provision inconsistent with such provisions is at least 80% of the voting power of our common stock.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years following the date that stockholder became an interested stockholder, unless:

●	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include any of the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did beneficially own, 15% or more of the outstanding voting stock of the corporation.

The above provisions may deter a hostile takeover or delay a change in control of management or us.

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DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of indebtedness of our company, and may be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we may offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue may be issued under a senior indenture between us and a trustee, or a subordinated indenture between us and a trustee (collectively, the “indentures”). We have filed forms of the indentures as exhibits to the registration statement of which this prospectus is a part. Supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURES. IT DOES NOT RESTATE THE INDENTURES IN THEIR ENTIRETY. THE INDENTURES ARE GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURES AND THOSE MADE PART OF THE INDENTURES BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURES BECAUSE THEY, AND NOT THIS DESCRIPTION, DEFINE YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES. EXCEPT AS WE MAY OTHERWISE INDICATE, THE TERMS OF THE SENIOR INDENTURE AND THE SUBORDINATED INDENTURE ARE IDENTICAL.

The indentures contain no covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

Information You Will Find in the Prospectus Supplement

The indentures provide that we may issue debt securities from time to time in one or more series by resolution of our board of directors or by means of a supplemental indenture, and that we may denominate the debt securities and make them payable in foreign currencies. The indentures do not limit the aggregate principal amount of debt securities that can be issued thereunder. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries, or redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries;

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

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●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indentures

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indentures with respect to each series of debt securities issued under the indenture:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

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Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of or interest on any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

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In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

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Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Existing Debt

As of December 16, 2016, we had approximately $1.6 million existing subordinated debt and approximately $6.5 million secured debt.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant agreement, which may include a form of warrant certificate, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

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The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	United States federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase common stock, preferred stock or debt securities, holders of the warrants will not have any of the rights of holders of the common stock, preferred stock or debt securities purchasable upon exercise, including (i) in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the common stock or preferred stock purchasable upon exercise, if any; or (ii) in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

As of December 16, 2016, there were outstanding warrants to purchase 132,000 shares of our common stock.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

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General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock and Preferred Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in “street name” will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

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Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the legal holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the legal holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for legal holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

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If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any applicable free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

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We may distribute the securities from time to time in one or more transactions at:

●	fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any applicable prospectus supplement naming any such underwriter. Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the NYSE MKT. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

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Passive Market Making

Any underwriters who are qualified market makers on the NYSE MKT may engage in passive market making transactions in the securities on the NYSE MKT in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

FINRA Matters

In compliance with the guidelines of the Financial Regulatory Authority, or FINRA, the maximum aggregate value of all compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds from the sale of securities pursuant to this prospectus and any applicable prospectus supplement.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Breakwater Law Group, LLP, Del Mar, California. If the validity of any securities is also passed upon by counsel any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

The consolidated financial statements of NTN Buzztime, Inc. as of December 31, 2015 and for each of the years in the two year period ended December 31, 2015 incorporated in this Prospectus by reference from the NTN Buzztime, Inc. Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Squar Milner LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act File No. 001-11460 (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 15, 2016;

●	those portions of our Definitive Proxy Statement on Schedule 14A deemed incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on April 22, 2016;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 filed with the SEC on May 9, 2016, August 4, 2016 and November 9, 2016, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 22, 2016, January 28, 2016, February 2, 2016, February 11, 2016, February 29, 2016, March 11, 2016 (as amended by our Form 8-K/A filed on March 14, 2016), March 16, 2016, April 13, 2016, May 12, 2016, June 7, 2016, June 17, 2016, September 7, 2016, November 1, 2016, November 4, 2016 and December 7, 2016; and

●	the description of our common stock contained in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on October 14, 1992, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

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Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus. You may also access this information on our website at http://www.buzztime.com/investor-relations/-sec-filings.html. No additional information on our website is deemed to be part of or incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

NTN Buzztime, Inc.

2231 Rutherford Road, Suite 200

Carlsbad, California 92008

(760) 438-7400

Attention: Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information that is included in the registration statement of which this prospectus forms a part and its exhibits. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may inspect, read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at http://www.buzztime.com/investor-relations/-sec-filings.html as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this prospectus, and should not be relied upon in connection with making any investment decision with respect to our securities.

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NTN Buzztime, Inc.

 Common Stock

PROSPECTUS SUPPLEMENT

Roth Capital Partners

June [__], 2018